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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               March 25, 1997


                                ESELCO. INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Michigan                     0-17736                    38-2785176
-----------------------      ------------------------     ---------------------
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                          Identification Number


       725 East Portage Avenue,
      Sault Ste. Marie, Michigan                                    49783
----------------------------------------                         ------------
(Address of principal executive offices)                          (Zip Code)


                               (906) 632-2221
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                               Not Applicable
             ----------------------------------------------------
         (Former name or former address, if changed since last report)


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    ITEM 5. OTHER EVENTS

    (a) The registrant issued the following press release on March 25, 1997:



ESELCO, Inc.
Contact Donald C. Wilson                                                 NEWS
(906) 632-5158
and
Wisconsin Energy Corporation                                          RELEASE
Contact Ray Lewis
(414) 221-4444



-----------------------------------------------------------------------------

March 25, 1997 - Sault Ste. Marie, Michigan, and Milwaukee, Wisconsin

     The Boards of Directors of ESELCO, Inc. (NASDAQ-EDSE), parent corporation of Edison Sault Electric Company (Edison Sault), and Wisconsin Energy Corporation (NYSE-WEC) announced today that they had entered into a Letter of Intent, setting forth the preliminary terms of the potential acquisition of ESELCO, Inc., by Wisconsin Energy Corporation. All outstanding shares of ESELCO, Inc., common stock would be converted into shares of Wisconsin Energy Corporation common stock based on a value of $44.50 for each share of ESELCO, Inc., common stock in a transaction proposed to be structured as a tax-free reorganization. The total purchase price would be approximately $71 million. The exact number of shares of Wisconsin Energy Corporation common stock to be issued in the transaction would be determined by dividing $44.50 by the average closing prices of Wisconsin Energy Corporation common stock during a specific period prior to closing.

     Consummation of the proposed transaction is contingent upon several conditions, including the negotiation and execution of a definitive agreement, approval by Boards of Directors of both companies and the shareholders of ESELCO, Inc., receipt of all appropriate regulatory approvals, and the effectiveness of a registration statement to be filed with the Securities and Exchange Commission covering Wisconsin Energy Corporation shares to be issued in the transaction. There can be no assurance as to the final terms of the proposed transaction, that the conditions will be satisfied, or that the proposed transaction will be consummated.

     At the close of business yesterday, ESELCO common stock traded at $30.50 with an annual dividend of $1.12. Wisconsin Energy common stock closed at $24.50 with an annual dividend of $1.52.


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     Edison Sault is an electric utility which serves approximately 22,000 residential, commercial, and industrial electric customers located in Michigan's Eastern Upper Peninsula. ESELCO, Inc., is traded under the symbol EDSE on the NASDAQ market.

     Wisconsin Energy is a holding company with subsidiaries in utility and nonutility businesses. Its principal subsidiary, Wisconsin Electric, provides electricity, natural gas, and/or steam service to about 1.2 million customers in southeastern Wisconsin (including the Milwaukee area), the Appleton area, the Prairie du Chien area, and in northeastern Wisconsin and Michigan's Upper Peninsula.

     (b) In addition, shareholders of ESELCO, Inc. are being notified by separate letter that effective March 24, 1997, the Board of Directors of ESELCO, Inc. declared the suspension of the Dividend Reinvestment Plan. The Dividend Reinvestment Plan has been suspended pending the potential acquisition of ESELCO, Inc. by Wisconsin Energy Corporation pursuant to the Letter of Intent, which contemplates that no additional shares, other than the May 15, 1997 3% stock dividend will be issued.

     All funds sent to ESELCO, Inc. for the Dividend Reinvestment Plan since February 1, 1997 will be returned to the shareholders. All shareholders enrolled in the Dividend Reinvestment Plan will from hereon have dividends paid in the form of cash. Further, it is anticipated that all shares held in the Dividend Reinvestment Plan will be issued to shareholders and be part of the mailing associated with the May 15, 1997 dividend mailing.



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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ESELCO, INC.



                                       By /s/ William R. Gregory
                                          -------------------------------------
                                          William R. Gregory, President

March 25, 1997




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